Exhibit 99.3

Consent of iResearch Consulting Group

Date: October 23, 2018

R701 Tower B, Zhongjin International

Caoxi North No.333, Xuhui District

Shanghai, 200030

Re: TuanChe Limited. (the “Company”)

Ladies and Gentlemen:

iResearch Consulting Group (the “Consultant,” or “iResearch”) hereby consents to the references to its name in (i) the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”), as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus, the “Prospectus”), in relation to the proposed initial public offering (“Offering”) of the Company, to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) the Company’s roadshow presentation to be posted on the Company’s website and/or to be used during the institutional and retail roadshows, any other marketing materials, publicity materials and documents and materials used in any capital raising transaction (“Marketing Materials”); (iii) any written correspondences with the SEC and any other future filings with the SEC, including filings on Form 20-F, Form 6-K or other registration statements (collectively, the “Future SEC Filings”), (iv) future offering documents (“Future Offering Documents”), (v) websites or publicity materials of the Company and its subsidiaries and affiliates (“Websites”), (vi) other publicity materials in connection with the Offering.

The Consultant hereby further consents to the inclusion of, summary of and reference to (i) the iResearch report “Chinese Omni- channel Automobile Transaction Market Study”; dated 2018, including all the amendments and supplements thereto, published by the Consultant, and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Marketing Materials, Future SEC Filings, Future Offering Documents and Websites. It is further understood that iResearch will be credited as the source of publication.

The Consultant further consents to the filing of this letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any other Future SEC Filings should the filing of this letter be required.

In giving such consent, the Consultant does not thereby admit that the Consultant comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature page follows]

Yours very truly,

iResearch Consulting Group

/s/ Felix Zhou

Name: Felix Zhou
Title: Business Director
Date: October 23, 2018